UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 1, 2004

INVESTORS REAL ESTATE TRUST

(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 South Main Street
Minot, ND 58701
(Address of principal executive offices,
including zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits

Item 2.01 Completion of Acquisition or Disposition of Assets

Investors Real Estate Trust (“IRET”) is filing this report pursuant to Item 2.01 of Form 8-K to describe the acquisition by IRET of approximately $109,071,958 of assets, consisting of ten properties acquired during the period from May 1, 2004 to March 1, 2005. Three of these ten properties are medical facilities, three are office/warehouse properties, one is a retail property, one a hotel property, and two are multi-family residential properties.

None of these acquisitions is individually significant within the meaning of the instructions to Form 8-K, but in the aggregate they constitute a “significant amount of assets”, requiring this report to be made on Form 8-K. The ten properties acquired by us in fiscal year 2005 during the period from May 1, 2004 to March 1, 2005 are described in more detail below. Except as disclosed below, no seller involved in the transactions reported herein has a material relationship with IRET, any of its affiliates, or any of its officers and trustees.

Nebraska Orthopedic Hospital — Omaha, Nebraska

On May 1, 2004, IRET closed on its purchase from David R. Frauenshuh, Randy McKay, Richard Wicka and Gary Lindstrom of a 99% interest in a limited liability company that has constructed and owns an approximately 52,300 square foot orthopedic hospital in Omaha, Nebraska. IRET paid approximately $5,646,958 for this 99% interest, which carries with it the right to 100% of the income from the property. Of the purchase price, approximately $1,000,000 was paid through the issuance of IRET common shares of beneficial interest and through the issuance of limited partnership units in IRET’s operating partnership, IRET Properties, a North Dakota Limited Partnership (“IRET Properties”), valued at $9.93 per unit, and the remainder was paid in cash. Additionally, the limited liability company is obligated on a $14,950,000 term loan on the property, with an interest rate of 6.29%. During the construction phase of the project, IRET provided a bridge loan to the limited liability company to fund construction costs in excess of funds available under the permanent loan. All amounts drawn under this bridge loan, which totaled $4,288,193, were repaid to IRET at the closing of IRET’s purchase of its 99% interest in the limited liability company. This property is currently leased to Nebraska Orthopedic Hospital, LLC, under a lease with a remaining term of approximately twenty-four years.

Pavilion I Clinic — Duluth, Minnesota

IRET closed on its acquisition of the approximately 45,081 square foot Pavilion I Clinic in Duluth, Minnesota on May 18, 2004. This clinic property was one of a portfolio of 15 office, medical, retail and industrial properties located primarily in the Duluth, Minnesota area acquired by IRET from A & L Partnership, LLP and other A & L Partnership related entities. IRET closed on the other 14 properties in the portfolio in April 2004. Approximately $10,900,000 of the total purchase price of the portfolio is attributable to the Pavilion I Clinic. IRET is a tenant under a ground lease in respect of the real property on which the Pavilion I Clinic is built. IRET pays a nominal rent under this ground lease, which has a term of 55 years, expiring January 11, 2055. As of October 1, 2004, St. Luke’s Hospital, Duluth, Minnesota, occupies the entire Pavilion I Clinic building under a lease with a remaining term of approximately nine years.

Sleep Inn Hotel — Brooklyn Park, Minnesota

On June 8, 2004, IRET closed on its purchase from Bremer Bank, which had foreclosed on the property, of an approximately 46,720 square foot, 149-room “Sleep Inn” hotel in Brooklyn Park, Minnesota. IRET paid $2,750,000 in cash for the hotel, excluding transaction costs. The hotel is leased to its current tenant under a lease with a term of one year, expiring in May of 2005, with a one-year extension option.

Plymouth and Northgate Office/Warehouse Buildings — Plymouth, Minnesota and Maple Grove, Minnesota

On June 30, 2004, we closed on the acquisition of a portfolio of four office/warehouse buildings that together contain approximately 157,935 square feet. The Plymouth I, II and III Office Buildings, each of which contains approximately 26,186 square feet, are located in Plymouth, Minnesota, and the approximately 79,377 square foot Northgate I Office Building is located in Maple Grove, Minnesota. IRET paid approximately $14,000,000 for this portfolio of four properties, excluding closing costs. These properties were acquired from Plymouth Partners II, LLC, a limited liability company in which Steven B. Hoyt is a member. At the time of the transaction, Mr. Hoyt was a trustee of IRET. The transaction was approved by IRET’s Audit Committee, which consists entirely of independent trustees and of which Mr. Hoyt was not a member. The purchase price for the acquisition was established on the basis of an independent appraisal of the properties obtained by IRET. Of the $14,000,000 purchase price, $13,900,000 was paid in cash, and the remainder was paid through the issuance to the sellers of 10,000 limited partnership units in IRET’s operating partnership, IRET Properties, valued at $10 per unit. As of February 1, 2005, these four buildings together are approximately 92.3% leased by eight tenants, with remaining lease terms ranging from 2005 to 2008.

High Pointe Health Campus — Lake Elmo, Minnesota

IRET closed on its acquisition from East Metro Medical Building, LLC of the approximately 60,294 square foot High Pointe Health Campus building (East Metro Medical Building) in Lake Elmo, Minnesota on July 30, 2004. The purchase price for the property was $13,050,000, excluding transaction costs. IRET assumed the existing debt on the property, in the amount of approximately $6,200,000, with an interest rate of 7.6%. IRET paid approximately $11.3 million in cash for this property, including the assumption of the existing debt, with the remainder paid through the issuance to the sellers of approximately $1,732,000 in limited partnership units of IRET’s operating partnership, IRET Properties, valued at $9.89 per unit. As of February 1, 2005, this medical building is 100% leased to 18 tenants, with remaining lease terms ranging from 2008 to 2011.

Crosstown Circle Office Building — Eden Prairie, Minnesota

On October 1, 2004, IRET closed on its acquisition from Best Buy Company of the approximately 185,000 square foot Crosstown Circle Office Building, located in Eden Prairie, Minnesota, for a purchase price of $22,000,000, excluding transaction costs. IRET paid $16,250,000 of the purchase price in cash and cash equivalents, with the remaining $5,750,000 of the purchase price consisting of the value of IRET’s Flying Cloud Office Building in Eden Prairie, Minnesota, which was acquired by Best Buy Company as part of the transaction. Best Buy Company is leasing all but 7,500 square feet of the 185,000 square foot Crosstown Circle building under a master lease expiring September 30, 2010.

Southbrook Court and Mariposa Lane Townhomes — Topeka, Kansas

On December 1, 2004, IRET closed on the purchase from Realty Investors, LLC of the 54-unit Southbrook Court and Mariposa Lane townhome complex, located in Topeka, Kansas. IRET paid $5,500,000 in cash for this townhome complex, excluding transaction costs. As of February 1, 2005, 49 of the 54 townhomes are leased.

Highlands Ranch II Office Building — Highlands Ranch, Colorado

IRET closed on its purchase of the approximately 81,173 square foot Highlands Ranch II office building located in Highlands Ranch, Colorado, on December 16, 2004. IRET purchased the property from Opus Northwest, L.L.C. The purchase price of $12,800,000, excluding transaction costs, was paid in cash. As of February 1, 2005, the office building is approximately 89% leased to 16 tenants, with remaining lease terms ranging from 2007 to 2010.

Single-Tenant Retail Building — Fargo, North Dakota

On January 27, 2005, IRET closed on its purchase from the Walter and Maxine Trachsel Revocable Trust of an approximately 4,000 square foot single-tenant retail property in Fargo, North Dakota. IRET paid $375,000 in cash for this retail property, excluding transaction costs. The building, which is adjacent to other retail property owned by IRET, is currently leased by a retail tenant on a month-to-month basis.

Olympik Village Apartments — Rochester, Minnesota

On March 1, 2005, IRET closed on the purchase from Olympik Village Apartments Limited Partnership of the 140-unit multi-family residential Olympik Village Apartments in Rochester, Minnesota. IRET paid a total of $7,100,000 for this property, excluding transaction costs, of which $5,608,733 was paid in cash, with the remainder of the purchase price paid through the issuance to the seller of approximately $1,491,267 in limited partnership units of IRET’s operating partnership, IRET Properties, valued at $10.00 per unit. As of the date of purchase, approximately 113 of the 140 units in the apartment complex are leased.

Item 9.01 Financial Statements and Exhibits

Financial Statements

(a)	Financial Statements of Business and Real Estate Acquired

The required financial statements for those real estate assets acquired by IRET which constitute a “substantial majority” of the real estate assets acquired by IRET in fiscal year 2005 during the period from May 1, 2004 to March 1, 2005, as measured by cost pursuant to Regulation S-X, will be filed by amendment hereto as soon as practicable.

(b)	Pro Forma Financial Information

The required pro forma financial information will be filed by amendment hereto as soon as practicable.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST (Registrant)

By:	/s/ Thomas. A. Wentz, Sr.

Thomas A. Wentz, Sr.
President and Chief Executive
Officer

Dated: March 2, 2005